            Without Prejudice Resignation Agreement (the "Agreement")
            ---------------------------------------------------------

Whereas, Symbol Technologies, Inc. ("Symbol") is the subject of a number of investigations being conducted into its accounting policies and practices;

Whereas Leonard Goldner ("Goldner") has been General Counsel of Symbol since September 1990 and has held other executive positions with Symbol;

Whereas the conduct of Goldner and others while at Symbol is being investigated by a number of entities;

Whereas Goldner and Symbol entered into an Employment Agreement dated December 15, 2000 (the "Employment Agreement");

Whereas Goldner is willing at Symbol's request to resign all his positions with Symbol and its affiliates and subsidiaries subject to the terms of this Agreement;

Whereas Symbol and Goldner are in the process of negotiating the terms and conditions of his resignation, and expect that such negotiations cannot be completed immediately;

Whereas the parties wish to have Goldner's resignation become effective immediately without prejudice to: i) any of Goldner's rights under the Employment Agreement; and ii) any of Symbol's claims or defenses against
Goldner:

Now, therefore, Symbol and Goldner, in consideration of the mutual promises, covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, agree as follows:

1. Goldner hereby resigns any and all of his positions and employment with Symbol and its affiliates and subsidiaries, effective June 30, 2003.

2. Neither the entering into of this Agreement, nor anything in this Agreement shall affect, enlarge, waive or prejudice any right, remedy, claim or defense Goldner has against Symbol under the Employment Agreement.


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3.   Neither the entering into of this Agreement, nor anything in this Agreement shall affect, enlarge, waive or prejudice any right, remedy, claim or defense Symbol has against Goldner.

4. While the parties are negotiating the terms and conditions of Goldner's resignation, Goldner shall be available to consult with Symbol primarily on various existing commercial litigations concerning Symbol, including without limitation Lemelson, HHP, and Proxim. Goldner shall not be retained in connection with corporate governance matters. Symbol hereby agrees to pay Goldner $475 per hour for such consulting work. Symbol may terminate this arrangement at any time.

5.   Symbol agrees to provide Goldner payment for any accrued, unused vacation.

6. Goldner is not forfeiting any rights under the Company's stock option plans (the "Plans") with respect to stock options awarded and vested prior to the effective date of this Agreement. Goldner may exercise any vested options during the period provided under the generally applicable abeyance program following the effective date of the registration statement for any vested options issued under the 2001 Employee Stock Option Plan, and during the period provided under the generally applicable abeyance program after the date the Company becomes current with its financials with the United States Securities and Exchange Commission for vested options issued under other plans.

7. From and after the date of this Agreement, Goldner shall work from his residence unless he is requested by Symbol upon reasonable notice to attend a meeting at Symbol's premises. Symbol shall reimburse Goldner for all reasonable out of pocket expenses incurred at Symbol's request.

8. This Agreement shall not operate as an admission of liability by either Symbol or Goldner, and neither Symbol nor Goldner acknowledges that the other has a valid claim against it. Symbol denies any liability to Goldner, and Goldner denies any liability to Symbol.

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9.   This Agreement shall not be offered into evidence, used or referred to in any legal action or proceeding, except to enforce its terms, or for the purpose of establishing, if the matter is contested, the provisions set forth herein.

10. Any communication to Symbol in connection with this agreement shall be addressed as follows and delivered by confirmed facsimile transmission with a copy sent by first class mail to:

          C/O General Counsel
          Symbol Technologies, Inc.
          Symbol Technologies - Corporate Headquarters
          One Symbol Plaza
          Holtsville, NY   11742-1300
          Tel:  (631) 738-5573
          Fax:  (631) 738-4127

               -and-

          Andrew J. Levander, Esq.
          Swidler Berlin Shereff Friedman, LLP
          405 Lexington Avenue
          New York, New York 10174
          Tel:  (212) 891-9217
          Fax:  (212) 891-9598

Any communication to Goldner in connection with this Agreement shall be addressed as follows and delivered by confirmed facsimile transmission with a copy sent by first class mail to:

          Leonard Goldner
          48 Taylor Road
          Huntington Bay, NY   11743

               -and-

          Alan Cohen, Esq.
          O'Melveny & Myers LLP
          Citigroup Center
          153 East 53rd Street, 54th Floor
          New York, New York  10022


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     Either Symbol or Goldner may, by written notice to the other, change the representatives or the addresses to which communications should by sent.

11. The provisions of this Agreement shall be binding on the successors, executors and assigns of both Symbol and Goldner, including but not limited to any acquirer of the business or assets of Symbol.

12. This Agreement contains the full and complete agreement of the parties hereto with respect to the subject matter contained herein and may not be altered or amended except in a writing executed by representatives of both Symbol and Goldner.

13. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to the application of its principles of conflicts of laws. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in Suffolk County of the State of New York and shall proceed under the rules then prevailing of the American Arbitration Association (AAA). The dispute shall be referred to a single arbitrator if such arbitration is mutually agreeable to the parties within twenty (20) days of the demand for arbitration, otherwise to a single arbitrator appointed by the AAA upon application by either party. Any award determined by an arbitrator must be in accordance with the terms of this Agreement and shall be final and binding upon the parties. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction. The Corporation and the Executive waive any right of appeal with respect to any judgment entered on an arbitrator's award in any court having jurisdiction. In the event that it is necessary for any party hereto to incur legal expenses in defending its or his rights hereunder, the losing party shall reimburse the winning party for all reasonable legal fees and expenses incurred by him or it as a result thereof.

14. In entering into this agreement, the parties represent that they have each been represented by counsel of their choice in the negotiation and drafting of this Agreement. Accordingly,

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     this Agreement shall not be strictly construed against any party on the ground that the rules for the construction of contracts require resolution of any ambiguity against the party drafting the document. The parties further represent that the terms and conditions of this Agreement have been read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

15. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but also which together shall constitute one and the same instrument.

16.  The effective date of this Agreement is June 30, 2003.


                                             /s/Leonard Goldner
                                             ------------------
Dated: July 3, 2003                          Leonard Goldner


                                             SYMBOL TECHNOLOGIES, INC.


Dated: July 6, 2003                     By: /s/Richard Bravman
                                            ------------------
                                            Richard Bravman
                                            Chief Executive Officer







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